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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 9, 1998 appearing on page F-2 of Anchor National Life Insurance Company's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the use in the "Transition Report" constituting part of this Registration Statement on Form S-3 of our report dated November 19, 1999 relating to the financial statements of Anchor National Life Insurance Company. We also consent to the incorporation by reference of our report dated March 11, 1999, relating to the statement of assets acquired and liabilities assumed in the MBL Life Assurance Corporation transaction at December 31, 1998, appearing on page 8 of Anchor National Life Insurance Company's Current Report on Form 8-K/A dated March 12, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

PricewaterhouseCoopers LLP
Los Angeles, California
December 13, 1999